UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2015

PARTY CITY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173690	20-1033029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Beginning on July 29, 2015, Party City Holdings Inc. (the “Company”) intends to make available to potential lenders certain information regarding the business and operations of the Company in connection with a proposed debt refinancing transaction, including refinancing of (i) that certain ABL Credit Agreement, dated as of July 27, 2012, among PC Intermediate Holdings, Inc., the Company, Party City Corporation (as successor by merger to PC Finance Sub, Inc.), the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto as lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, supplemented or otherwise modified, the “ABL Credit Agreement”) and (ii) that certain Term Loan Credit Agreement, dated as of July 27, 2012, among PC Intermediate Holdings, Inc., the Company, Party City Corporation (as successor by merger to PC Finance Sub, Inc.), the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto as lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, supplemented or otherwise modified, the “Term Loan Credit Agreement”). In addition the Company intends to redeem $350 million of its outstanding $700 million aggregate principal amount 8.875% senior notes due 2020 (the “Notes”) ( the refinancing of the ABL Credit Agreement and the Term Loan Credit Agreement, and the partial redemption of the Notes collectively, the “Refinancing”). Certain portions of that information are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

The consummation of the proposed Refinancing is subject to market and other conditions and there can be no assurance as to the terms of the proposed Refinancing or that the proposed Refinancing, including the partial redemption of the Notes, will occur.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “subject to,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements involve a number of risks, uncertainties, and other factors including the failure to consummate the new senior secured credit facility or redemption and potential changes in market conditions that could cause actual results to differ materially from those expressed or implied by such statement. We caution investors not to place undue reliance on these forward-looking statements. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties that we face.

The information contained in this Item 7.01 is intended to be furnished under Item 7.01 of Form 8-K (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Certain information presented to potential investors

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDINGS INC.

Date: July 28, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

Exhibit Index

99.1	Certain information presented to potential investors